UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2007

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

HealthSouth Corporation’s (“HealthSouth” or the “Company”) Credit Agreement and Senior Notes, as defined in Note 9, Long-term Debt, to the consolidated financial statements of HealthSouth’s Annual Report on Form 10-K for the year ended December 31, 2006 (“Annual Report”), have been fully and unconditionally guaranteed by certain of its 100% owned subsidiaries. Pursuant to the terms of these guarantee agreements and prior to registering these guarantees with the United States Securities and Exchange Commission (the “SEC”), the Company is required to present condensed consolidating financial information in its periodic reports filed with the SEC under Regulation S-X, Rule 3-10, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered.” This Current Report on Form 8-K updates Items 8 and 15 of the Company’s Annual Report to include this condensed consolidating financial information as Note 28, Condensed Consolidating Financial Information. The updates do not represent a restatement of previously issued financial statements.

Items 8 and 15 of the Company’s Annual Report are set forth in Exhibits 99.1 and 99.2 hereto and are incorporated by reference herein. The information included in this Current Report on Form 8-K is presented in connection with the change described above. The information contained in this Current Report on Form 8-K is presented as of December 31, 2006 and, except as indicated above, has not been updated to reflect financial results subsequent to that date or any other changes since the date of the Company’s Annual Report. Other than the note to the consolidated financial statements discussed above, there are no changes to the Company’s previously reported consolidated operating results, financial position, or cash flows. Therefore, this filing should be read together with other documents we have filed with the SEC subsequent to the filing of our Annual Report. Information in such reports and documents updates and supersedes certain information in this document.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: March 30, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Financial Statements and Supplementary Data
99.2	Financial Statements